APPENDIX B TO THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

Amended July 22, 2025

SERIES AND CLASSES

Series of Ultimus Managers Trust	Classes of Shares
Adler Value Fund	Institutional
Blue Current Global Dividend Fund	Institutional
Blueprint Adaptive Growth Allocation Fund	Institutional
Evolutionary Tree Innovators Fund	A
I
HVIA Equity Fund	Institutional
Kempner Multi-Cap Deep Value Fund	Institutional
Investor
Lyrical U.S. Value Equity Fund	A
C
Institutional
Investor
Lyrical International Value Equity Fund	Institutional
Investor
Marshfield Concentrated Opportunity Fund	No class designation
Meehan Focus Fund	No class designation
Nia Impact Solutions Fund	No class designation
Q3 All-Season Active Rotation ETF	No class designation
Q3 All-Season Systematic Opportunities Fund	Institutional
Q3 All-Season Tactical Fund	C
Institutional
Q3 All-Season Tactical Advantage ETF	No class designation
Wavelength Fund	No class designation
Westwood Alternative Income Fund	A
Institutional
Ultra
Westwood Broadmark Tactical Growth Fund	A
C
Institutional
Westwood Broadmark Tactical Plus Fund	A
F
Institutional
Westwood Income Opportunity Fund	A
C
Institutional
Ultra
Westwood LBRTY International Equity ETF	No class designation
Westwood LBRTY Global Equity ETF	No class designation

Series of Ultimus Managers Trust	Classes of Shares
Westwood LBRTY Emerging Markets Equity ETF	No class designation
Westwood Multi-Asset Income Fund	A
Institutional
Westwood Quality AllCap Fund	Institutional
Ultra
Westwood Quality MidCap Fund	Institutional
Westwood Quality SmallCap Fund	A
C
Institutional
Ultra
Westwood Quality SMidCap Fund	Institutional
Ultra
Westwood Quality Value Fund	A
Institutional
Ultra
Westwood Real Estate Income Fund	A
Institutional
Westwood Salient Enhanced Midstream Income ETF	No class designation
Westwood Salient Enhanced Energy Income ETF	No class designation
Westwood Salient MLP & Energy Infrastructure Fund	A
C
Institutional
Ultra